EXHIBIT 21

                           Subsidiaries of Registrant


Nu Family Benefits Insurance Brokerage, Inc., a Utah corporation

Nu Skin Argentina, Inc., a Utah corporation with an Argentina branch

Nu Skin Asia Investment, Inc., a Delaware corporation

Nu Skin Australia, Inc., a Utah corporation

Nu Skin Belgium, NV, a Belgium corporation

Big Planet, Inc., a Delaware corporation

Nu Skin Brazil, Ltda., a Brazil corporation

Nu Skin Canada, Inc., a Utah corporation

Cedar Meadows LLC, a Utah limited liability company

Nu Skin Chile, S.A., a Chilean corporation

Cygnus Resources, Inc., a Delaware corporation

NSE Domain, Ltd., a Cayman Island corporation

Nu Skin Domain, Ltd., a Cayman Island corporation

Nu Skin Enterprises Singapore Pte. Ltd., a Singapore corporation

Nu Skin Europe, Inc., a Delaware corporation

Nu Skin France, SARL, a French corporation

Nu Skin (FCS), Inc., a Barbados corporation

Nu Skin Germany, GmbH, a German corporation

Nu Skin Guatemala, Inc., a Delaware corporation

NSE Hong Kong, Inc., a Utah corporation

Nu Skin International, Inc., a Utah corporation

Nu Skin International Management Group, Inc., a Utah corporation

Nu Skin Italy, Srl, an Italy corporation

Nu Skin Japan Company Limited, a Japanese corporation

Nu Skin Japan, Limited, a Japanese corporation

NSE Korea, Ltd., a Delaware corporation


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NSE Korea, Ltd., a Korean corporation

Nu Skin Mexico, Inc., a Delaware corporation

Nu Skin Netherlands, B.V., a Netherlands corporation

Nu Skin New Zealand, Inc., a Utah corporation

Pharmanex,LLC, a Delaware limited liability company

Pharmanex Domain, Ltd., a Cayman Island corporation

Nu Skin Philippines, Inc., a Delaware corporation with a Philippines branch

Nu Skin Poland Sp. z o.o., a Poland corporation

Sage Acquisition Corporation, a Delaware corporation

Nu Skin Scandinavia A.S., a Denmark corporation

Shanghai Harmony, Chinese joint venture company

Nu Skin Spain, S.L., a Spain corporation

Nu Skin Taiwan, Inc., a Utah corporation

Nu Skin Personal Care (Thailand), Ltd., a Delaware corporation

Nu Skin Personal Care (Thailand), Ltd., a Thailand corporation

Nu Skin U.K., Ltd., a United Kingdom corporation

Nu Skin United States, Inc., a Delaware corporation

Zhejiang Cinogen Pharmaceutical Co., Ltd., a Sino-American joint venture